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                                                                    Exhibit 32.1

                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

     The certification set forth below is being submitted in connection with the annual report of Santander BanCorp on Form 10-K for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and
Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Jose Ramon Gonzalez, the Chief Executive Officer, Carlos Garcia, the Chief Operating Officer and Maria Calero, the Chief Accounting Officer of Santander BanCorp, each certifies that, to the best of their knowledge:

     1.   the Report fully complies with the requirements of Section 13(a) or 15
          (d) of the Exchange Act; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Santander BanCorp.


Date: April 27, 2006                    By: /s/ Jose Ramon Gonzalez
                                            ------------------------------------
                                            President and Chief Executive
                                            Officer


Date: April 27, 2006                    By: /s/ Carlos M. Garcia
                                            ------------------------------------
                                            Senior Executive Vice President and
                                            Chief Operating Officer


Date: April 27, 2006                    By: /s/ Maria Calero
                                            ------------------------------------
                                            Executive Vice President and
                                            Chief Accounting Officer